EXHIBIT 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT

TO PURCHASE              SHARES OF COMMON STOCK OF

TRI-S SECURITY CORPORATION

Issue Date:

THIS CERTIFIES THAT, for value received,                                      or (subject to the restrictions on transfer contained herein) its registered assigns (the “Holder”) is entitled to purchase from Tri-S Security Corporation, a Georgia corporation (the “Company”), at any time or from time to time after 9:00 a.m., Atlanta, Georgia time, after the date on which Shareholder Approval (as hereinafter defined) is obtained and prior to 5:00 p.m., Atlanta, Georgia time, on the date which is the third anniversary of the Issue Date set forth above (the “Expiration Date”), at the place where the Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), the number of shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company specified above, all subject to adjustment and upon the terms and conditions as hereinafter provided.

Capitalized terms used and not otherwise defined in this Warrant shall have the meanings set forth in Article V hereof.

ARTICLE I

EXERCISE OF WARRANTS

1.1.                              Method of Exercise.  To exercise this Warrant in whole or in part, after the date on which Shareholder Approval is obtained, the Holder shall deliver to the Company at the Warrant Agency:  (a) this Warrant; (b) a written notice, substantially in the form of the subscription notice attached hereto as Annex 1 (the “Subscription Notice”), of such Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names of the Eligible Holder(s) in which such certificates are to be registered; and (c) payment of the Exercise Price with respect to such shares of Common Stock.  Such payment may be made, at the option of the Holder, by cash, money order, certified or bank cashier’s check or wire transfer.

The Company shall, as promptly as practicable and in any event within five (5) Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such subscription notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice.  The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice (or, if such notice shall not specify denominations, one certificate shall be issued) and shall be issued in the name of the Holder or such other name or names of Eligible Holder(s) as shall be designated in such notice.  Such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed for all purposes to have become holders of record of such shares, as of the date the aforementioned notice is received by the Company.  If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.  The Company shall pay all expenses payable in connection with the preparation, issuance and delivery of share certificates and new Warrants as contemplated by Section 2.6 below (other than transfer or similar taxes in connection with the transfer of securities), except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice or promptly upon receipt of a written request of the Company for payment.

If this Warrant shall be surrendered for exercise within any period during which the transfer books for shares of the Common Stock of the Company or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

1.2.                              Shares To Be Fully Paid and Nonassessable.  All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

1.3.                              No Fractional Shares To Be Issued.  The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant.  If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall issue to the Holder a whole share of Common Stock.

1.4.                              Securities Laws; Share Legend.  The Holder, by acceptance of this Warrant, agrees that this Warrant and all shares of Common Stock issuable upon exercise of this Warrant will be disposed of only in accordance with the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder.  In addition to any other legend which the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates representing shares of Common Stock (as well as any other securities issued hereunder in respect of any such shares) issued upon exercise of this Warrant shall be endorsed as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel (in form and substance reasonably satisfactory to the Company) selected by the Holder of such certificate and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

ARTICLE II

WARRANT AGENCY; TRANSFER, EXCHANGE AND

REPLACEMENT OF WARRANT

2.1.                              Warrant Agency.  Until such time, if any, as an independent agency shall be appointed by the Company to perform services described herein with respect to this Warrant (the “Warrant Agency”), the Company shall perform the obligations of the Warrant Agency provided herein at its principal office address or such other address as the Company shall specify by prior written notice to the Holder.

2.2.                              Ownership of Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3.                              Transfer of Warrant.  This Warrant may only be transferred to a purchaser subject to and in accordance with this Section 2.3, and any attempted transfer which is not in accordance with this Section 2.3 shall be null and void and the transferee shall not be entitled to exercise any of the rights of the holder of this Warrant.  The Company agrees to maintain at the Warrant Agency books for the registration of such transfers of Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency in accordance with this Section 2.3, together with: (i) a written assignment of this Warrant, substantially in the form of the assignment attached hereto as Annex 2, duly executed by the Holder or its duly authorized agent or attorney-in-fact, with signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer; and (ii) an investment representation letter, in form and substance acceptable to the Company, executed by the assignee or assignees of this Warrant.  Upon surrender of this Warrant in accordance with this Section 2.3, the Company (subject to being satisfied that such transfer is in compliance with

Section 1.4) shall execute and deliver a new Warrant or Warrants of like tenor and representing in the aggregate the right to purchase the same number of shares of Common Stock in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled.  Notwithstanding the foregoing, a Warrant may be exercised by a new Holder without having a new Warrant issued.  The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the registered Holder of this Warrant.

2.4.                              Division or Combination of Warrants.  This Warrant may be divided or combined with other Warrants, in connection with the partial exercise of this Warrant, upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the Holders hereof and thereof or their respective duly authorized agents or attorneys-in-fact.  Subject to compliance with Section 2.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

2.5.                              Loss, Theft, Destruction of Warrant Certificates.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security (in customary form) reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant and upon reimbursement of the Company’s reasonable incidental expenses, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

2.6.                              Expenses of Delivery of Warrants.  Except as otherwise expressly provided herein, the Company shall pay all expenses (other than transfer taxes as described in Section 2.3) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder and shares of Common Stock upon the exercise hereof.

ARTICLE III

LIMITATIONS ON EXERCISE; ADJUSTMENT PROVISIONS

3.1                                 Shareholder Approval.  In no event shall the Holder of this Warrant be permitted to exercise this Warrant or any portion hereof pursuant to Article I hereof until the Company has obtained Shareholder Approval.  No later than thirty (30) days after the termination of the Offering, the Company shall file with the Commission a preliminary proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with a Shareholder Meeting and shall seek to convene such meeting as promptly thereafter as practicable.

3.2                                 Beneficial Ownership.  In no event shall the Holder of this Warrant be permitted to exercise this Warrant or any portion hereof pursuant to Article I hereof if, upon such exercise, the number of shares of Common Stock to be issued pursuant to such exercise plus the number of shares of Common Stock beneficially owned by the Holder would exceed 9.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to exercise this Warrant or any portion thereof at such time as such exercise will not violate the provisions of this Section 3.2.  As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.  To the extent that the limitation contained in this Section 3.2 applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether this Warrant is exercisable pursuant to the terms hereof, the Company shall have no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Subscription Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof.

3.3                                 Adjustment Provision.  In the event that, after the date hereof, the Company shall: (i) pay a dividend or make a distribution on the outstanding shares of Common Stock in the Company’s capital stock (which shall include any options, warrants or other rights to acquire capital stock); (ii) subdivide the outstanding shares of Common Stock into a larger number of shares; (iii) combine the outstanding shares of Common Stock into a smaller number of shares; or (iv) issue any shares of the Company’s capital stock in reclassification of the Common Stock, then, and in each such case, the Exercise Price in effect immediately prior to such event shall be adjusted so that the Holder shall, upon exercise of this Warrant, be entitled to receive the number of shares of Common Stock or other securities of the Company that the Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant had been exercised prior to the occurrence of such event.  In the event that the shares of Common Stock are ever converted into a greater or lesser number of shares of another corporation or entity through a merger or similar transaction, a proportionate adjustment shall be made to the Exercise Price to account for such change.  The Company shall give prompt written notice to the Holder following the occurrence of any event which requires an adjustment to the Exercise Price pursuant to the terms hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1                                 Representations and Warranties of Holder.  The Holder represents and warrants to the Company as follows:

(a)                                  Purchase for Own Account.  This Warrant and the shares of Common Stock to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  If not an individual, the

Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the shares of Common Stock to be acquired upon exercise of this Warrant.

(b)                                 Disclosure of Information.  The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and the underlying shares of Common Stock.  The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions to the offering of this Warrant and its underlying shares of Common Stock and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

(c)                                  Investment Experience.  The Holder understands that the purchase of this Warrant and its underlying shares of Common Stock involves substantial risk.  The Holder: (i) has experience as an investor in securities and acknowledges that the Holder is able to fend for itself, can bear the economic risk of such Holder’s investment in this Warrant and its underlying shares of Common Stock and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying shares of Common Stock; and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d)                                 Accredited Investor Status.  The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

ARTICLE V

DEFINITIONS

The following terms, as used in this Warrant, have the following respective meanings:

“Business Days” means each day in which banking institutions in Atlanta, Georgia are not required or authorized by law or executive order to close.

“Commission” has the meaning set forth in Section 1.4.

“Common Stock” has the meaning set forth in the first paragraph of this Warrant.

“Company” has the meaning set forth in the first paragraph of this Warrant.

“Eligible Holder” means the Holder and any permitted transferee of the Holder pursuant to and in accordance with this Warrant.

“Exchange Act” has the meaning set forth in Section 3.1.

“Exercise Price” means $4.80 per share of Common Stock, subject to adjustment pursuant to Article III.

“Expiration Date” has the meaning set forth in the first paragraph of this Warrant.

“Holder” has the meaning set forth in the first paragraph of this Warrant.

“Memorandum” means the Company’s Confidential Private Offering Memorandum dated July 26, 2005, as the same may be amended or supplemented from time to time.

“NASD” means The National Association of Securities Dealers, Inc.

“Offering” means the offer and sale of the Company’s securities as contemplated by the Memorandum.

“Shareholder Approval” means the affirmative vote of at least a majority of the votes cast at a Shareholder Meeting at which a quorum is present to approve the potential issuance in connection with the Offering of more than 20% of the outstanding shares of Common Stock for purpose of complying with the rules governing The Nasdaq Stock Market, Inc.

“Shareholder Meeting” means a meeting of the Company’s shareholders.

“Securities Act” has the meaning set forth in Section 1.4.

“Subscription Notice” has the meaning set forth in Section 1.1.

“Warrant Agency” has the meaning set forth in Section 2.1.

“Warrant” means this Warrant which is issued as part of a series of similar warrants issued pursuant to the Memorandum and the terms of that certain Subscription Agreement entered into between the Company and the Holder, accepted by the Company on [                    ], 2005 (the “Subscription Agreement”).

ARTICLE VI

MISCELLANEOUS

6.1.                              Governing Law.  This Warrant shall be governed in all respects by the laws of the State of Georgia, without reference to its conflicts of law principles.

6.2.                              Covenants To Bind Successor and Assigns.  All covenants, stipulations, promises and agreements contained in this Warrant by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

6.3.                              Entire Agreement.  This Warrant, the Memorandum and the Subscription Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenant except as specifically set forth herein or therein.

6.4.                              Waivers and Amendments.  No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have.  The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holders of a majority in interest of the Warrants issued pursuant to the Memorandum then outstanding.

Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the Holders of all Warrants issued pursuant to the Memorandum and upon the Company.  In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants issued pursuant to the Memorandum and, if appropriate, notation thereof shall be made on all such Warrants thereafter surrendered for registration of transfer or exchange.

6.5.                              Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by express, registered or certified mail, postage prepaid, return receipt requested, sent by telecopy, or by courier service guaranteeing overnight delivery with charges prepaid, or otherwise delivered by hand or by messenger, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by registered or certified mail, on the third Business Day after the day on which mailed, addressed to such party at such address.

In the case of the Holder, such notices and communications shall be addressed to its address set forth under its signature below, which shall be the address shown on the books maintained by the Warrant Agency, until the Holder shall notify the Company and the Warrant Agency in writing that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder.  In the case of the Company, such notices and communications shall be addressed as follows:  Attention:  Chief Executive Officer, Tri-S Security Corporation, 3700 Mansell Road, Suite 200, Alpharetta, Georgia 30022.

6.6.                              Survival of Agreements; Representations and Warranties, etc.  All covenants made by the Company herein shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant is outstanding.

6.7.                              Severability.  In case any one or more of the provisions contained in this Warrant shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.8.                              Section Headings.  The section headings used herein are for convenience of reference only, do not constitute a part of this Warrant and shall not affect the construction of or be taken into consideration in interpreting this Warrant.

6.9.                              No Rights as Shareholder; No Limitations on Company Action.  This Warrant shall not entitle the Holder to any rights as a shareholder of the Company. No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certificate of incorporation, reorganize, consolidate or merge with or into another corporation or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights or powers.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Holder have duly executed and delivered this Warrant, or caused this Warrant to be duly executed and delivered, all as of the date first written above.

TRI-S SECURITY CORPORATION

By:
Name: Ronald G. Farrell
Title: Chief Executive Officer

HOLDER:

[ ]

By:
Name:
Title:

Address:

Facsimile No.:

Annex 1

SUBSCRIPTION NOTICE

Dated:

The undersigned hereby irrevocably elects to exercise the right of purchase evidenced by the attached Warrant for, and to purchase thereunder,                      shares of Common Stock of Tri-s Security Corporation as provided for therein. The undersigned tenders herewith payment of the Exercise Price (as defined in the attached Warrant) for such shares in the form of cash, money order, certified or bank cashier’s check or wire transfer.

Instructions for Registration of Common Stock

Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:

Name:
(Please typewrite or print in block letters.)

Address:

Denomination:

Representations and Warranties

In connection with the exercise of the attached Warrant, the undersigned hereby represents and warrants that:

(i) it recognizes that the shares of Common Stock issuable pursuant to the attached Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and may not transferred, sold, or offered for sale unless registered pursuant to the Securities Act and all applicable state securities laws or unless an exemption from such registration in available and the Company has received an opinion to that effect from counsel reasonably satisfactory to the Company;

(ii) it recognizes that the shares of Common Stock issuable pursuant to the attached Warrant are subject to, and are transferable only upon compliance with, the provisions of the Warrant;

(iii) if the undersigned is an individual, the undersigned is an “accredited investor” as that term is defined in Rule 501(a)(5) or (6) of Regulation D promulgated under the Securities Act by reason that the undersigned is an individual (i) having an individual net worth, or a joint net worth with the undersigned’s spouse, at the time of the purchase that exceeds $1,000,000, or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or if the undersigned is a corporation or other entity, the undersigned is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act; and

(iv) it is purchasing the shares of Common Stock for investment and not with a view to resale or distribution or any present intention to resell or distribute, except in compliance with the Securities Act and all applicable state securities laws.

Issuance of New Warrant

If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Signature:
	Note:	The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

2

Annex 2

Assignment

For value received, the undersigned hereby sells, assigns and transfers unto:

Name:
(Please type or print in block letters)

Address:

the right to purchase Common Stock (as defined in the attached Warrant) represented by the attached Warrant to the extent of                                shares as to which such right is exercisable and does hereby irrevocably constitute and appoint                                                                                                                                                , attorney-in-fact, to transfer said Warrant on the books of Verso Technologies, Inc., with full power of substitution in the premises.

Dated:

Signature:
	Note:	The above signature should correspond exactly with the name on the face of the attached Warrant.